UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the

                         Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): October 14, 2005

                               NUTRITION 21, INC.
             (Exact name of registrant as specified in its charter)

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
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            New York                         0-14983                       11-2653613
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(State or Other Jurisdiction of     (Commission file Number)     (IRS Employer Identification
         Incorporation)                                                       No.)
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4 Manhattanville Road, Purchase, New York                               10577
(Address of Principal Executive Offices)                              (Zip Code)

Registrant's telephone number, including area code: (914) 701-4500

                                       N/A
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.04. Triggering Events That Accelerate Or Increase A Direct Financial
Obligation Or An Obligation Under An Off-Balance Sheet Arrangement

In connection with the termination of the employment of Andrew Wertheim (a former executive officer), an arbitrator on July 24, 2004, awarded Mr. Wertheim damages of (1) $269,000 for salary and benefits, (2) $709,000 related to stock options, and (3) interest of $92,000. On November 1, 2004, the United States District Court for the Southern District of New York denied a motion by the company to vacate the part of the award that related to stock options, i.e. $709,000 plus interest. On October 14, 2005, the United States Court of Appeals for the Second Circuit rejected the company's appeal from the denial of its motion. The company has decided not to appeal the Court's decision and will pay the damages and interest awarded by the arbitrator, together with additional interest for the period from July 24, 2004. The company charged $1,070,000 against earnings in respect of the arbitrator's award in its financial statements for the year ended June 30, 2004. On December 13, 2004, the Company deposited $1,225,000 as security for this payment with the Clerk of the District Court. The Company has characterized this security deposit as Restricted Cash in its financial statements.

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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

                                                Nutrition 21, Inc.
                                                (Registrant)

Date: October 20, 2005                          By: /s/ Gail Montgomery
                                                    -------------------
                                                        Gail Montgomery
                                                        President & CEO